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                                                                     EXHIBIT 5.1

                               February 21, 1996



Gamma Biologicals, Inc.
3700 Mangum Road
Houston, Texas  77092

Gentlemen:

     We have acted as counsel for Gamma Biologicals, Inc., a Texas corporation (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale to certain officers and key employees of the Company of up to 250,000 shares of the Company's common stock, $0.10 per share par value ("Common Stock"), which may be issued upon the exercise of incentive stock options (as defined in the Internal Revenue Code of 1986, as amended) and/or non-qualified stock options (all such stock options being collectively referred to herein as the "Options").

     In such capacity, we have examined the corporate documents of the Company, including its Amended and Restated Articles of Incorporation dated July 21, 1983, as amended to date, its Amended and Restated Bylaws dated April 13, 1990, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. We have relied upon representations made by and certificates of officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

     Based on the foregoing, we are of the opinion that when the Options have been duly exercised in accordance with their respective terms, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable.
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Gamma Biologicals, Inc.
February 20, 1996
Page -2-



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                             [SIGNATURE APPEARS HERE]
                                         --------------------------------
                                         /s/ LIDDELL, SAPP, ZIVLEY, HILL
                                             & LABOON, L.L.P.